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                                                                    EXHIBIT 99.1

[EMULEX LOGO]                                       [BROCADE LOGO]

FOR IMMEDIATE RELEASE

EMULEX PRESS CONTACT:                                BROCADE PRESS CONTACT:
Robin Austin                                         Leslie Davis
Sr. Manager, Public Relations                        Director, Public Relations
(714) 885-3462                                       650-333-5260
robin.austin@emulex.com                              lmdavis@brocade.com


               EMULEX AND BROCADE EXPAND STRATEGIC PARTNERSHIP TO
                         FURTHER SIMPLIFY SAN DEPLOYMENT

 Companies to Deliver Industry First Multi-Vendor Management Wizard for Fast and
     Simple Installation and Management of Emulex HBAs and Brocade Switches

COSTA MESA, CALIF., and SAN JOSE, CALIF., September 27, 2004--Emulex Corporation (NYSE: ELX), the market leader in Fibre Channel host bus adapters (HBAs) and embedded storage switches, and Brocade Communications Systems, Inc. (NASDAQ:BRCD), the world's leading provider of infrastructure solutions for Storage Area Networks (SANs), today announced an agreement to expand a multi-year strategic partnership to further simplify the deployment of SANs in enterprise, midrange and the small- to medium-sized business (SMB) market segments.

As part of the agreement, Emulex and Brocade will co-develop an industry first multi-vendor SAN management wizard. This tool will integrate the installation and management of both Emulex HBAs and Brocade SilkWorm switches into a single, easy-to-use interface.

Both Emulex and Brocade recently launched Fibre Channel SAN connectivity products specially designed for SMB business environments faced with managing rapid data growth. Following on their commitment to deliver simple and affordable SANs to SMBs, Emulex and Brocade are working together to make SAN deployment seamless for the

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end user. Emulex and Brocade also have a mutual end user customer base in the enterprise and midrange sectors and will leverage their work to expand use of the two companies' products beyond the data center - for use in departmental SANs and other applications throughout the corporate infrastructure.

"This expanded partnership enables both Emulex and Brocade to provide a new level of value add to customers in search of simple and affordable storage networking solutions," said Mike Smith, executive vice president of worldwide marketing, Emulex Corp. "Our co-development of the first multi-vendor SAN management wizard is just the beginning of our new initiatives with Brocade to reduce the cost and complexity associated with storage area networks."

"Brocade continues to work closely with Emulex to identify new ways for improving the value, ease-of-use, and ease-of-administration associated with storage area network infrastructure products," said Tom Buiocchi, Brocade's vice president of worldwide marketing. "As market leaders, it is critical that we pave the way for further simplification of SAN deployment and management, so SMB customers may benefit from the cost and operational savings that SAN-based solutions have provided for larger enterprises."

The two companies will cooperatively market their products to channel partners that are currently bundling the Emulex LightPulse HBAs and Brocade SilkWorm switches. The integrated installation wizard will provide an easy-to-use installation suite for both companies' products that will save customers both time and money.

The two companies also announced a three-year litigation standstill agreement, whereby Emulex and Brocade have dismissed without prejudice claims and counterclaims against each other in a case entitled Vixel Corporation v. Brocade Communications Systems. Emulex acquired Vixel in November 2003. The companies separately have filed 8K statements with the US Securities and Exchange Commission related to the litigation standstill agreement.

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ABOUT BROCADE COMMUNICATIONS SYSTEMS, INC.

Brocade offers the industry's leading intelligent platform for networking storage. The world's leading systems, applications, and storage vendors have selected Brocade to provide a networking foundation for their SAN solutions. The Brocade SilkWorm family of fabric switches and software is designed to optimize data availability and storage and server resources in the enterprise. Using Brocade solutions, companies can simplify SAN implementation, reduce the total cost of ownership of data storage environments, and improve network and application efficiency. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.

ABOUT EMULEX

Emulex Corporation is the world leader in Fibre Channel HBAs and delivers a broad range of intelligent building blocks for next generation storage networking systems. Emulex was named one of FORBES Magazine's 25 Fastest Growing Technology Companies, and ranked number 15 in Deloitte & Touche's 2003 Technology Fast 50.

The world's leading server and storage providers rely on Emulex HBAs, embedded storage switching and I/O controller products to build reliable, scalable and high performance storage solutions. The Emulex award-winning product families, including its LightPulse(TM) HBAs and InSpeed(TM) embedded storage switching products, are based on internally developed ASIC, firmware and software technologies, and offer customers high performance, scalability, flexibility and reduced total cost of ownership. Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. Emulex and Brocade ("the Companies") wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include the extent to which this agreement will result in reduced cost and complexity associated with SANs, the Companies' ability to develop an installation wizard which will provide an easy-to-use installation suite that will save customers time and money, the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; fluctuation in the growth of Fibre Channel and IP markets; changes in economic conditions or changes in end-user demand for technology solutions;

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fluctuations or delays in customer orders; the highly competitive nature of the markets for the Companies' products; the Companies' ability to gain market acceptance for its products; the companies' ability to attract and retain skilled personnel; the companies' reliance on third-party suppliers. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are also discussed in the companies' filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q.

-----------------

BROCADE, THE BROCADE B WEAVE LOGO, FABRIC OS, SECURE FABRIC OS, AND SILKWORM ARE REGISTERED TRADEMARKS OF BROCADE COMMUNICATIONS SYSTEMS, INC., IN THE UNITED STATES AND/OR IN OTHER COUNTRIES. FICON IS A REGISTERED TRADEMARK OF IBM CORPORATION IN THE U.S. AND OTHER COUNTRIES. ALL OTHER BRANDS, PRODUCTS, OR SERVICE NAMES ARE OR MAY BE TRADEMARKS OR SERVICE MARKS OF, AND ARE USED TO IDENTIFY, PRODUCTS OR SERVICES OF THEIR RESPECTIVE OWNERS.



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